UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 22, 2013

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Shareholders' Meeting of McDonald's Corporation (the "Company") held on May 23, 2013, as well as the number of votes cast with respect to each matter.

Each of the four directors proposed by the Company for re-election was elected by the following votes to serve until the Company's 2014 Annual Shareholders' Meeting or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Walter E. Massey	621,127,944	12,454,005	2,512,278	166,410,866
John W. Rogers, Jr.	624,228,659	9,363,436	2,502,132	166,410,866
Roger W. Stone	620,950,781	12,588,176	2,555,270	166,410,866
Miles D. White	616,495,630	17,047,931	2,550,666	166,410,866

The proposal regarding an advisory shareholder vote to approve the compensation awarded to the Company's named executive officers for 2012 was approved by shareholders. The votes on this matter were as follows: 607,115,215 votes for; 23,315,077 votes against; 5,663,935 abstentions; and 166,410,866 broker non-votes.

The proposal regarding an advisory vote to approve the appointment of Ernst & Young LLP to serve as independent auditor for 2013 was approved by shareholders. The votes on this matter were as follows: 792,179,918 votes for; 7,346,421 votes against; and 2,978,754 abstentions. There were no broker non-votes on this matter.

The proposal regarding an advisory vote on a shareholder proposal requesting an annual report on executive compensation was not approved by shareholders. The votes on this matter were as follows: 46,370,321 votes for; 557,617,809 votes against; and 32,106,097 abstentions; and 166,410,866 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting an executive stock retention policy was not approved by shareholders. The votes on this matter were as follows: 199,229,216 votes for; 430,762,205 votes against; and 6,102,806 abstentions; and 166,410,866 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting a human rights report was not approved by shareholders. The votes on this matter were as follows: 180,216,838 votes for; 341,295,875 votes against; and 114,581,514 abstentions; and 166,410,866 broker non-votes.

The proposal regarding an advisory vote on a shareholder proposal requesting a nutrition report was not approved by shareholders. The votes on this matter were as follows: 40,088,921 votes for; 451,996,522 votes against; and 144,008,784 abstentions; and 166,410,866 broker non-votes.

Item 7.01.  Regulation FD Disclosure.

On May 23, 2013, the Company issued an Investor Release announcing that on May 22, 2013 the Board of Directors declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald's Corporation issued May 23, 2013:
McDonald's Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	May 28, 2013	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Investor Release of McDonald's Corporation issued May 23, 2013:
McDonald's Announces Quarterly Cash Dividend